Exhibit 23.1

                    Consent of Independent Public Accountants



         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-19571, 333-19573, 333-19615, 333-31541 and 333-47825.


/s/  Arthur Andersen LLP

Boston, Massachusetts
March 26, 2002